                                  EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                          COMMUNITY BANK SYSTEM, INC.

     The undersigned Incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

     1.  Name.  The name of the corporation is:
         ----

                Community Bank System, Inc.

(hereinafter called the "Corporation").

     2.  Address; Registered Agent.  The address of the Corporation's registered
         -------------------------
office in the State of Delaware is 100 West Tenth Street, City of Wilmington, County of New Castle, State of Delaware; and the name of its registered agent at such address is The Corporation Trust Company.

     3.  Purposes.  The nature of the business and the purposes to be conducted
         --------
or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4.  Number and Classes of Shares; Relative Rights, Preferences and
         --------------------------------------------------------------
Limitations.
- -----------

     (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is: One Million, Two Hundred Fifty Thousand (1,250,000), of which Seven Hundred Fifty Thousand (750,000) shares of the par value of Five Dollars ($5.00) per share, amounting in the aggregate to Three Million, Seven Hundred Fifty Thousand Dollars ($3,750,000), shall be Common Stock, and Five Hundred Thousand (500,000) shares of the par value of One Dollar ($1.00) per share, amounting in the aggregate to Five Hundred Thousand Dollars ($500,000), shall be Preferred Stock.

     (b) The Preferred Stock may be issued from time to time in one or more series for any proper corporate purpose without further action by the stockholders. The designation, number, preferences and other rights and limitations or restrictions of the Preferred Stock of each series (other than such as are stated and expressed herein) shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the initial issue of Preferred Stock of such series. Such resolution or resolutions shall (i) fix the designation of such series,
(ii) fix the number of shares of stock which shall constitute the initial issue of such series, (iii) fix the dividend rights of holders of stock of such series, including the dividend rate or rates thereon, the time or times at which such dividends shall be paid or payable, whether such dividends shall be cumulative, and, if so, on what terms, (iv) fix the terms on which stock of such series may be redeemed, including amounts payable upon redemption if the shares of such series are to be redeemable, (v) fix the rights of the holders of stock of such series upon dissolution, liquidation, any distribution of assets or winding up of the affairs of the Corporation, (vi) fix the terms or amount of the sinking fund, if any, to be provided for the purchase or redemption of stock of such series, (vii) fix the terms upon which the stock of such series may be converted into or exchanged for stock of any other class or classes or of any one or more series of Preferred Stock, if the shares of such series are to be convertible or exchangeable, (viii) fix the voting rights, if any, of the stock of such series and (ix) fix such other powers, preferences, and relative, participating, optional or other special rights of such series, and the qualifications, limitations or restrictions of such preferences and/or rights desired to be so fixed.

     Except to the extent otherwise provided in the resolution or resolutions of the Board of Directors providing for the initial issue of shares of a particular series or expressly required by law, holders of shares of Preferred Stock of any series shall not be entitled to vote such shares with respect to any matter which is put to a vote of the shareholders. The number of shares of Preferred Stock which the Corporation shall have authority to issue may be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, and the holders of the Preferred Stock, if entitled to vote on any such increase or decrease, shall not be entitled to vote separately as a class or series of a class thereon.

     All shares of any one series of Preferred Stock shall be identical with each other in all respects except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accumulate, and all series of Preferred Stock shall rank equally and be identical in all respects except as specified in the respective resolutions of the Board of Directors providing for the initial issue thereof. Subject to the prior and superior rights of the Preferred Stock as set forth in any resolution or resolutions of the Board of Directors providing for the initial issue of a particular series of Preferred Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any fund legally available therefor, and the Preferred Stock shall not be entitled to participate in any such dividend.

     No holder of any class, or any series of a class, of stock of the Corporation shall be entitled as a matter or right, preemptive or otherwise, to subscribe for or purchase any part of any additional issue of stock of the Corporation now or hereafter authorized to be issued or any securities of the Corporation convertible into such stock or any shares of the Corporation held in the treasury of the Corporation, whether issued for cash or other consideration or by way of dividend or otherwise.

     5.  Name and Address of Incorporator.  The name and mailing address of the
         --------------------------------
Incorporator are: Edwin J. Lyons, 45-49 Court Street, Canton, New York 13617.

     6.  Directors; Election and Classification.
         --------------------------------------

     (a) Members of the Board of Directors may be elected either by written ballot or by voice vote.

     (b) The Board of Directors shall be divided into three (3) classes. The number of directors of the first class shall equal one-third (1/3) of the total number of directors as determined in the manner provided in the By-Laws, with fractional remainders to count as one (1); the number of directors of the second class shall equal one-third (1/3) of said total number of directors, or the nearest whole number thereto; and the number of directors of the third class shall equal said total number of directors minus the aggregate number of directors of the first and second classes. At the election of the first Board of Directors, the class of each of the members then elected shall be designated. The term of office of each member then designated as a director of the first class shall expire at the annual meeting of the stockholders next ensuing, that of each member then designated as a director of the second class at the annual meeting of stockholders one (1) year thereafter, and that of each member then designated as a director of the third class at the annual meeting of stockholders two (2) years thereafter. At each annual meeting of stockholders held after the election and classification of the first Board of Directors, directors shall be elected for a full term of three (3) years to succeed those members whose terms then expire.

     7.  Adoption, Amendment and/or Repeal of Bylaws.  The Board of Directors
         -------------------------------------------
may from time to time (after adoption by the undersigned of the original By-Laws of the Corporation) adopt, amend or repeal the By-Laws of the Corporation; provided, that any By-Laws adopted, amended or repealed by the Board of Directors may be amended or repealed, and any By-Laws may be adopted, by the stockholders of the Corporation.

     8.  Compromise and Arrangements.  Whenever a compromise or arrangement is
         ---------------------------
proposed between this Corporation and its creditors, or any class of them, and/or between this Corporation and its stockholders, or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     IN WITNESS WHEREOF, this Certificate has been signed on this 11th day of April, 1983, and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that the Certificate is the act and deed of the undersigned and that the facts stated in the Certificate are true.

                              /s/  Edwin J. Lyons
                              ----------------------------
                              Edwin J. Lyons, Incorporator

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                          COMMUNITY BANK SYSTEM, INC.

                           (Pursuant to Section 242)

     Community Bank System, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

     FIRST: That, at a meeting of the Board of Directors of the Company duly held, a resolution was duly adopted proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Company (the "Certificate") and directing that such amendment be considered at the next annual meeting of the stockholders of the Company:

     "4(a). The total number of shares of all classes of stock which the Corporation shall have authority to issue is: Five Million Five Hundred Thousand (5,500,000), of which Five Million (5,000,000) shares of the par value of One Dollar Twenty-five Cents ($1.25) per share, amounting in the aggregate to Six Million Two Hundred Fifty Thousand Dollars ($6,250,000), shall be Common Stock, and Five Hundred Thousand (500,000) shares of the par value of One Dollar ($1.00) per share, amounting in the aggregate to Five Hundred Thousand Dollars ($500,000), shall be Preferred Stock."

     SECOND:   That, thereafter, the annual meeting of the stockholders of the
Company was duly called and held, upon notice given in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute, the Certificate, and the Bylaws of the Company were voted in favor of such amendment.

          IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed on this 14th day of May, 1986 by the undersigned who was duly authorized, and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that this Certificate of Amendment is the act and deed of the Company and that the facts stated herein are true.

                              COMMUNITY BANK SYSTEM, INC.


                              By:        /s/ Edwin J. Lyons
                                 --------------------------------
                                    Edwin J. Lyons, President and
                                    Chief Executive Officer


ATTEST:


By:  /s/ Avis L. Exelby
   --------------------
     Avis L. Exelby
     Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                          COMMUNITY BANK SYSTEM, INC.

                           (Pursuant to Section 242)

          Community Bank System, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

          FIRST: That, at a meeting of the Board of Directors of the Company duly held, a resolution was duly adopted proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Company (the "Certificate") and directing that such amendment be considered at the next annual meeting of the stockholders of the Company:

          "9.  Limitation or Directors' Liability.
               ----------------------------------

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification."

          SECOND:   That, thereafter, the annual meeting of the stockholders of the Company was duly called and held, upon notice given in accordance with
Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute, the Certificate, and the Bylaws of the Company were voted in favor of such amendment.

          IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed on this 24th day of June, 1987 by the undersigned who was duly authorized, and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that this Certificate of Amendment is the act and deed of the Company and that the facts stated herein are true.

                              COMMUNITY BANK SYSTEM, INC.



ATTEST:                       By:   /s/ Edwin J. Lyons
                                 --------------------------------
                                    Edwin J. Lyons, President and
                                    Chief Executive Officer

By:  /s/ Avis L. Exelby
   --------------------
     Avis L. Exelby
     Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                          COMMUNITY BANK SYSTEM, INC.

                           (Pursuant To Section 242)



          Community Bank System, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

          FIRST: The following amendments to the Corporation's Certificate of Incorporation were duly adopted by the Corporation's Board of Directors and stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation is amended by adding the following new Articles:

          10.  Business Combinations.
               ---------------------

               (A) A Business Combination (as defined) shall, in addition to any Board or Shareholder approval required by the Delaware General Corporation Law, require the affirmative vote of (1) a majority vote of the Board of Directors and at least three-fourths (3/4) of the votes entitled to be cast by the holders of all then-outstanding shares of common stock of the Corporation ("Common Stock"), OR (2) at least two-thirds (2/3) of the votes entitled to be cast by said common stockholders if the Business Combination shall have been approved by two-thirds (2/3) or more of the Continuing Directors (as defined), whether such Directors' approval is given prior to or subsequent to the acquisition of beneficial ownership of the Common Stock that caused the Interested Shareholder (as defined) to become an Interested Shareholder.

               (B) For the purposes of this Article:

                   (l)  The term "Business Combination" shall mean:

                        (a) any merger or consolidation of the Corporation or
               any Subsidiary (as defined) with (i) any Interested Shareholder or (ii) any other corporation (whether or not itself an Interested Shareholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Shareholder; or

                        (b) any sale, lease, exchange, mortgage, pledge,
               transfer, or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any assets or securities of the Corporation or any Subsidiary having an aggregate Fair Market Value of $3,000,000.00 or more; or

                        (c) the adoption of any plan or proposal for the
               liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

                        (d) any reclassification of securities (including any
               reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction (whether or not with or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

                        (e) any agreement, contract, or other arrangement
               providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

                   (2) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement, or understanding, directly or indirectly, for the purpose of acquiring, holding, voting, or disposing of Common Stock.

                   (3) The term "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who:

                        (a) is the Beneficial Owner of Common Stock representing three percent or more of the votes entitled to be cast by the holders of all the outstanding shares of Common Stock; or

                        (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner of Common Stock representing three percent or more of the votes entitled to be cast by the holders of all then outstanding shares of Common Stock; or

                        (c) is an assignee of or has otherwise succeeded to any shares of Common Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                   (4) A person shall be a "Beneficial Owner" of any Common
Stock:

                        (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

                        (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                        (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Common Stock.

                        For the purposes of determining whether a person is an Interested Shareholder pursuant to this paragraph (B) (4), the number of shares of Common Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of paragraphs (B)(5) and (B)(6), but shall not include any other shares of Common Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                   (5) An "Affiliate" is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

                   (6) The term "Associate" used to indicate a relationship with any person means;

                        (a) any corporation or organization (other than the Corporation or a majority-owned subsidiary of the Corporation) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities;

                        (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

                        (c) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its parents or subsidiaries.

                   (7) The term "Subsidiary" means any corporation of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph (B)(4), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Corporation.

                   (8) The term "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board"), while such person is a member of the Board, who is not an Affiliate or Associate or representative of an Interested Shareholder and who was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Shareholder and who is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

                   (9)  The term "Fair Market Value" means:

                        (a) in the case of cash, the amount of such cash;

                        (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and

                        (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

             (C) The Board shall have the power and duty to determine for the purposes of this Article, on the basis of information known to them after reasonable inquiry,

               (1) whether a person is an Interested Shareholder;

               (2) the number of shares of Common Stock or other securities beneficially owned by any person;

               (3) whether a person is an Affiliate or Associate of another; and

               (4) whether the assets that are the subject of any Business Combination have or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $3,000,000.00 or more.

          Any such determination made in good faith shall be binding and conclusive on all parties.

          (D) Nothing contained in this Article shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

          11.  Amendments to Articles.  Notwithstanding any other provisions of
               ----------------------
this Certificate of Incorporation or the Bylaws of the Corporation, the affirmative vote required to amend or repeal, or adopt any provisions inconsistent with, Articles 6, 9, 10, or this Article 11 shall consist of (1) a majority vote of the Board of Directors and of the holders of at least three-fourths (3/4) of the votes entitled to be cast by the holders of all then-outstanding shares of Common Stock, or (2) at least two-thirds (2/3) of the votes entitled to be cast by said common stockholders if the amendment, repeal, or adoption shall have been approved by at least two-thirds (2/3) of the Continuing Directors within the meaning of paragraph (B) (8) of Article 10.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on this 24th day of June, 1993 by the undersigned who was duly authorized, and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that this Certificate of Amendment is the act and deed of the Corporation and that the facts stated herein are true.

                                COMMUNITY BANK SYSTEM, INC.


                                By      /s/  Sanford A. Belden
                                   ---------------------------
                                        Sanford A. Belden
                                        President and Chief
                                        Executive Officer
ATTEST:


By:  /s/ Loretta L. Marx
   ---------------------
     Loretta L. Marx
     Secretary